SIXTH  AMENDMENT,  dated as of March
                                    26, 1999, to the Credit Agreement,  dated as
                                    of December 19, 1995 (as amended to the date
                                    hereof,  the  "Credit   Agreement"),   among
                                    International   Mill   Service,    Inc.,   a
                                    Pennsylvania  corporation (the  "Borrower"),
                                    Envirosource,  Inc., a Delaware  corporation
                                    (the "Parent"),  the several banks and other
                                    financial  institutions parties thereto (the
                                    "Lenders"),     NationsBank,     N.A.,    as
                                    administrative  agent  for the  Lenders  (in
                                    such capacity, the "Administrative  Agent"),
                                    and Credit Lyonnais New York Branch, the New
                                    York   branch  of  a  banking   organization
                                    organized  under the laws of the Republic of
                                    France,   as   syndication   agent  for  the
                                    Lenders.



         PRELIMINARY STATEMENTS:

         (1) The Borrower has requested that the Lenders agree to make various changes in the Credit Agreement.

         (2) The parties hereto have agreed, subject to the terms and conditions hereof, to grant the requests of the Borrower and to amend the Credit Agreement as provided herein.

         (3) Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement (the Credit Agreement, as amended by, and together with, this Sixth Amendment, and as hereinafter amended, modified, extended or restated from time to time, being called the "Amended Agreement").

         Accordingly, the parties hereto hereby agree as follows:

         SECTION 1.01. Amendments to Section 1.1. The following definition is hereby added to Section 1.1 in appropriate alphabetical order:

                ""ETI":  Envirosource Technologies, Inc. a Delaware corporation"

         SECTION 1.02. Amendments to Section 2.6. (a) Section 2.6(b) of the Credit Agreement is hereby amended by adding the following proviso between the phrase "then in effect" and the period at the end thereof:

                  ";  provided,  however,  that if the sale of ETI  described in
                  Section   2.6(c)  has  occurred  and  the   Revolving   Credit
                  Commitments and L/C Commitment have been reduced to $20,000,000 in connection therewith as contemplated in Section 2.6(c) prior to January 3, 2000, then no reduction of the Revolving Credit Commitments pursuant to this Section 2.6(b) shall occur on January 3, 2000"

         (b) Section 2.6(c) of the Credit Agreement is hereby amended by deleting subclause (c) in its entirety and substituting the following in lieu thereof:

                  "The Revolving Credit Commitments and L/C Commitment shall be reduced to $20,000,000 upon the earlier of (i) the fifth Business Day after the receipt of Net After Tax Cash Proceeds with respect to a Prepayment Event consisting of a sale by IU International of all or substantially all of the assets and/or the common stock of ETI or (ii) March 31, 2000."

         (c) Section 2.6 of the Credit Agreement is hereby amended by adding the following subclause (f) thereto:

                  "(f) In the event that the dollar amount of any Letter of Credit outstanding on March 26, 1999 shall be reduced in size, whether by agreement, amendment, non-renewal after expiration or termination, then the Revolving Credit Commitments and the L/C Commitment shall automatically and permanently be reduced by an amount equal to the net amount of such reduction."

         SECTION 1.03. Amendments to Section 7. (a) Section 7.1(a) of the Credit Agreement is hereby amended by deleting subclause (a) in its entirety and substituting the following in lieu thereof:

                  "(a) Interest Coverage. Permit the ratio of (i) EBITDA for the Reference Period with respect to the last day of any fiscal quarter of the Parent referred to below to (ii) Consolidated Interest Expense for such Reference Period to be less than the ratio set forth below opposite such fiscal quarter:

                    Fiscal Quarter                                    Ratio

                  Fiscal quarters from and including fourth
                  quarter of fiscal 1995 through and including
                  first quarter of fiscal 1996                        2.35:1.00

                  Fiscal quarters from and including second
                  quarter of fiscal 1996 through and including
                  third quarter of fiscal 1996                        2.25:1.00

                  Fiscal quarters from and including fourth
                  quarter of fiscal 1996 through and including
                  first quarter of fiscal 1997                        1.95:1.00

                  Fiscal quarters from and including second
                  quarter of fiscal 1997 through and including
                  third quarter of fiscal 1997                        1.75:1.00

                  Fiscal quarters from and including fourth
                  quarter of fiscal 1997 through and including
                  fourth quarter of fiscal 1998                       1.85:1.00

                  Fiscal quarters from and including first
                  quarter of fiscal 1999 through and including
                  third quarter of fiscal 1999                        1.50:1.00

                  Fiscal quarters from and including fourth
                  quarter of fiscal 1999 through and including
                  first quarter of fiscal 2000                        1.65:1.00

                  Fiscal quarters from and including second
                  quarter of fiscal 2000 through and including
                  third quarter of fiscal 2000                        2.25:1.00

                  Fourth quarter of fiscal 2000 and all fiscal
                  quarters thereafter                                 2.40:1.00"

                  (b) Section 7.1(c) of the Credit Agreement is hereby amended by deleting subclause (c) in its entirety and substituting the following in lieu thereof:

                  "(c) Debt Service Coverage. Permit the ratio of (i) EBITDA for the Reference Period with respect to the last day of any fiscal quarter of the Parent referred to below, plus any income tax refunds received by the Parent and its Subsidiaries during such Reference Period, plus (without duplication) IU Cash Inflows received by the Parent and its Subsidiaries during such Reference Period, less (without duplication) IU Cash Outflows from the Parent and its Subsidiaries during such Reference Period, less Cash Taxes for such Reference Period, less (without duplication) Landfill Permit Expenditures during such Reference Period, less Closure Trust Fund Payments during such Reference Period to (ii) Consolidated Interest Expense for such Reference Period, plus scheduled principal payments under Indebtedness of the Parent and its Subsidiaries for such Reference Period to be less than the ratio set forth below opposite such fiscal quarter:

                  Fiscal Quarter                                      Ratio

                  Fiscal quarters from and including fourth
                  quarter of fiscal 1997 through and including
                  third quarter of fiscal 1998                        1.05:1.00

                  Fourth quarter of fiscal 1998                       1.45:1.00

                  Fiscal  quarters  from and  including  first
                  quarter of fiscal 1999  through  and  including
                  second  quarter of fiscal  1999                     1.25:1.00

                  Third quarter of fiscal 1999                        1.30:1.00

                  Fiscal  quarters from and including  fourth
                  quarter of fiscal 1999  through  and  including
                  first  quarter  of fiscal  2000                     1.45:1.00

                  Second quarter of fiscal 2000 and all fiscal
                  quarters thereafter                                 2.00:1.00"

                  (c) Section 7.1(d) of the Credit Agreement is hereby amended by deleting subclause (d) in its entirety and substituting the following in lieu thereof:

                  "(d) Debt to EBITDA Ratio. Permit the ratio of (i) Consolidated Total Debt as of the last day of any fiscal quarter of the Parent referred to below to (ii) EBITDA for the Reference Period with respect to such day to be more than the ratio set forth below opposite such fiscal quarter:

                  Fiscal Quarter                                      Ratio

                  Fourth quarter of fiscal 1997                       5.75:1.00

                  First quarter of fiscal 1998                        5.70:1.00

                  Second quarter of fiscal 1998                       5.60:1.00

                  Third quarter of fiscal 1998                        5.40:1.00

                  Fourth quarter of fiscal 1998                       5.75:1.00

                  Fiscal quarters from and including first
                  quarter of fiscal 1999 through and including
                  second quarter of fiscal 1999                       6.50:1.00

                  Third quarter of fiscal 1999                        6.45:1.00

                  Fiscal quarters from and including fourth
                  quarter of fiscal 1999 through and including
                  first quarter of fiscal 2000                        6.25:1.00

                  Second quarter of fiscal 2000 and all
                  fiscal quarters thereafter                          4.50:1.00"

                  (d) Section 7.8 of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

                  "7.8 Limitation on Capital Expenditures. Make during any fiscal year during the term of this Agreement, or commit prior to or during such fiscal year to make during such fiscal year, any Capital Expenditure, including any expenditure in the ordinary course of business, which exceeds, when added to all other Capital Expenditures made during such fiscal year or committed to be made during such fiscal year in the aggregate for the Parent and all its Subsidiaries, $35,000,000 in fiscal year 1995, $35,000,000 in fiscal year 1996, $40,000,000 in fiscal years 1997 and 1998 and $30,000,000 in any fiscal year thereafter; provided, that for fiscal year 2000 only, up to $5,000,000 not so expended in fiscal year 1999 may be carried over for expenditure in fiscal year 2000. It is understood that any amount so carried over to fiscal year 2000 shall be deemed to be the amount expended first in fiscal year 2000."

         SECTION 1.04. Representations and Warranties. The Parent and the Borrower hereby represent and warrant to each Lender that:

                  (a) The representations and warranties set forth in Section 4 of the Credit Agreement, and in each other Loan Document, are true and correct in all material respects on and as of the date hereof and on and as of the Sixth Amendment Effective Date (as defined in Section 1.05) with the same effect as if made on and as of the date hereof or the Sixth Amendment Effective Date, as the case may be, except to the extent such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date).

                  (b) Each of the Loan Parties is in compliance with all the terms and conditions of the Credit Agreement and the other Loan Documents on its part to be observed or performed and no Default or Event of Default has occurred or is continuing.

                  (c) The execution, delivery and performance by each of the Borrower and the Parent of this Sixth Amendment have been duly authorized by such party.

                  (d) This Sixth Amendment constitutes the legal, valid and binding obligation of each of the Borrower and the Parent, enforceable against it in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally.

                  (e) The execution, delivery and performance by each of the Borrower and the Parent of this Sixth Amendment (i) do not conflict with or violate (A) any provision of law, statute, rule or regulation, or of the certificate of incorporation or by-laws of the Borrower or the Parent, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which the Borrower or the Parent is a party or by which it or any of its property may be bound and (ii) do not require any consents under, result in a breach of or constitute (with notice or lapse of time or both) a default under any such indenture, agreement or instrument.

         SECTION 1.05. Effectiveness. This Sixth Amendment shall become effective only upon satisfaction of the following conditions precedent (the first date upon which each such condition has been satisfied being herein called the "Sixth Amendment Effective Date"):

                  (a) The Administrative Agent shall have received duly executed counterparts of this Sixth Amendment which, when taken together, bear the authorized signatures of the Borrower, the Parent and the Required Lenders.

                  (b)  (i) The  representations  and  warranties  set  forth  in
         Section 1.04 shall be true and correct on and as of the Sixth Amendment Effective Date, (ii) no Default or Event of Default has occurred or is continuing and (iii) there shall not be any action pending or any judgment, order or decree in effect which is likely to restrain, prevent or impose materially adverse conditions upon performance by any Loan Party of its obligations under the Loan Documents.

                  (c) The Borrower shall have paid in full all fees and reasonable expenses in connection with the Credit Agreement, the Amendment Fee Letter Agreement, the Fee Letter Agreement and the other Loan Documents including, without limitation, the fees and expenses set forth in Sections 1.07 and 1.08 hereto.

                  (d) The Administrative Agent shall have received from each of the Guarantors duly executed Consents, in the form attached hereto as Exhibit A, which bear the authorized signatures of such Guarantors.

                  (e) The Administrative Agent shall have received an opinion of counsel to the Borrower, the Parent and the other Loan Parties in form and substance satisfactory to the Administrative Agent.

                  (f) The Administrative Agent shall have received such other documents, legal opinions, instruments and certificates as it shall reasonably request and such other documents, legal opinions,
         instruments  and  certificates   shall  be  satisfactory  in  form  and
         substance to the Administrative Agent and its counsel. All corporate and other proceedings taken or to be taken in connection with this Sixth Amendment and all documents incidental thereto, whether or not referred to herein, shall be satisfactory in form and substance to the Administrative Agent and its counsel.

         SECTION 1.06. APPLICABLE LAW. THIS SIXTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 1.07. Expenses. The Borrower shall pay all reasonable out-of-pocket expenses incurred by the Agents in connection with the preparation, negotiation, execution and delivery and the Agents' and the Lenders' enforcement of this Sixth Amendment, including, but not limited to, the reasonable fees and disbursements of counsel. The agreements set forth in this
Section 1.07 shall survive the termination of this Sixth Amendment and the Amended Agreement.

         SECTION 1.08. Fees. The Borrower shall pay (a) the Amendment Fee (as defined in the Amendment to Credit Facility Fee Letter Agreement dated March 26, 1999 by the Borrower and the Parent to the Administrative Agent (the "Amendment Fee Letter Agreement")) and (b) the Advisory Fee to NationsBanc Montgomery Securities LLC ("NMS") (as defined in the Fee Letter Agreement dated March 26, 1999 by the Borrower and the Parent to NMS (the "Fee Letter Agreement")).

         SECTION 1.09. Counterparts. This Sixth Amendment may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement.

         SECTION 1.10. Reference to and Effect on the Loan Documents. (a) On and after the Sixth Amendment Effective Date, each reference in the Amended Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Amended Agreement as amended by this Sixth Amendment.

                  (b) Each of the amendments provided herein shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to by such amendment. Except as specifically amended above, the Credit Agreement and the Revolving Credit Notes, and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

                  (c) Except as specifically provided above, the execution, delivery and effectiveness of this Sixth Amendment shall not operate as a waiver of any right, power or remedy of any Lender, any Agent or any Secured Party under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.


         IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be duly executed by their duly authorized officers, all as of the date first above written.

                        INTERNATIONAL MILL SERVICE, INC.


                        By:  /s/ WILLIAM B. DAVIS
                           ------------------------------------
                     Title:  Vice President & Treasurer


                        ENVIROSOURCE, INC.


                        By:  /s/ WILLIAM B. DAVIS
                           ------------------------------------
                     Title:  Vice President & Treasurer


                        NATIONSBANK, N.A., as Administrative
                        Agent, as Issuing Lender, as Swingline Lender and as a Lender


                        By:  /s/ JOHN W. POCALYKO
                           ------------------------------------
                     Title:  Managing Director


                        CREDIT LYONNAIS NEW YORK BRANCH, as Syndication Agent and as a Lender


                        By:  /s/ ATTILA KOC
                           ------------------------------------
                     Title:  Senior Vice President

                        PARIBAS, as a Lender


                        By:  /s/ CHRISTOPHER S. GOODWIN
                           ------------------------------------
                     Title:  Director

                        By:  /s/ CHARLES N. ROLFE
                           ------------------------------------
                     Title:  Director

                        ROYAL BANK OF CANADA


                        By:  /s/ JOHN D'ANGELO
                           ------------------------------------
                     Title:  Manager

                                    EXHIBIT A


                                     CONSENT

                                                      Dated as of March 26, 1999


         Each of the undersigned, as a Guarantor under one of the Guarantees, dated as of December 19, 1995 (each, a "Guarantee") in favor of the Agent for the Lenders parties to the Credit Agreement referred to in the foregoing Sixth Amendment, hereby consents to the Sixth Amendment and hereby confirms and agrees that (i) the Guarantee to which such Guarantor is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of, the Sixth Amendment, each reference in such Guarantee to the Loan Documents or any thereof, "thereunder", "thereof" or words of like import shall mean and be a reference to the Loan Documents or such Loan Document as amended prior to the date of and by the Sixth Amendment and (ii) the Security Documents (as defined in the Credit Agreement referred to in the foregoing Sixth Amendment) to which such Guarantor is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Obligations (as defined therein).


                        IMS STEEL SERVICES, INC.


                        By:
                           ------------------------------------
                     Title:


                        CONVERSION SYSTEMS, INC.


                        By:
                           ------------------------------------
                     Title:


                        ENVIROSOURCE MANAGEMENT CORP.


                        By:
                           ------------------------------------
                     Title:


                        ENVIROSAFE SERVICES OF IDAHO, INC.


                        By:
                           ------------------------------------
                     Title:


                        ENVIROSAFE SERVICES OF NORTH AMERICA, INC.


                        By:
                           ------------------------------------
                     Title:


                        ENVIROSAFE SERVICES OF OHIO, INC.


                        By:
                           ------------------------------------
                     Title:


                        ENVIROSAFE SERVICES OF TEXAS, INC.


                        By:
                           ------------------------------------
                     Title:


                        ENVIROSOURCE CORP.


                        By:
                           ------------------------------------
                     Title:


                        ENVIROSOURCE TECHNOLOGIES, INC.


                        By:
                           ------------------------------------
                     Title:


                        ETDS, INC.


                        By:
                           ------------------------------------
                     Title:


                        IU INTERNATIONAL CORPORATION


                        By:
                           ------------------------------------
                     Title:


                        IU NORTH AMERICA FINANCE, INC.


                        By:
                           ------------------------------------
                     Title:


                        IU NORTH AMERICA, INC.


                        By:
                           ------------------------------------
                     Title:


                        MARCUS HOOK PROCESSING, INC.


                        By:
                           ------------------------------------
                     Title:



                        McGRAW CONSTRUCTION COMPANY, INC.


                        By:
                           ------------------------------------
                     Title:


                        NEOAX INVESTMENT CORP.


                        By:
                           ------------------------------------
                     Title:

                        NOSROC CORP.


                        By:
                           ------------------------------------
                     Title:


                        SONCOR CORP.


                        By:
                           ------------------------------------
                     Title:


                        IMS WAYLITE INC.


                        By:
                           ------------------------------------
                     Title: